ACSB Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
Certified Public Accountants and Advisors

517 Route One
Iselin, NJ 08830
732.855.9600
Fax:732.855.9559
www.acsbco.com

330 7th Avenue
Suite 202
New York, NY 10001
212.867.1319

September 6, 2011

Tibet Pharmaceuticals, Inc.
Room 1701, 17/F
90 Jaffe Rd.
Wanchai, Hong Kong
Attention: Board of Directors

RE: Commission File Number 001-35038

Effective September 6, 2011, we will cease providing services as your independent auditors.

Very Truly Yours,

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
/S/ ACQUAVELLA, CHIARELLI, SHUSTER, BERKOWER & CO., LLP

cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 7561
101 F Street, N.E.
Washington, DC 20549